Exhibit 99.1

Level Brands Reports Preliminary Q3 Fiscal 2018 Net Sales of $3.0 Million to $3.2 Million

Preliminary Year-over-Year Quarterly Total Net Sales Expected Increase of 68%-79%

CHARLOTTE, N.C.—July 24, 2018—(BUSINESS WIRE)--Level Brands, Inc. (NYSE American: LEVB), an innovative licensing and brand management company that provides bold, unconventional, and socially responsible branding for leading businesses, today announced preliminary third quarter fiscal 2018 total net sales are estimated to be between $3.0 million and $3.2 million, a year-over-year increase of 68%-79%, with operating income before taxes of $500,000 to $600,000, compared to an operating loss before taxes of $178,000 in the year-ago period. Third quarter fiscal 2018 anticipated results are preliminary and based on the most current information available and are subject to completion of the condensed consolidated financial statements for the third quarter of fiscal 2018, which are to be filed with the SEC no later than August 14, 2018.

“Our anticipated results for the third quarter reflect the strong foundation that we’ve laid and the strength of our team,” stated Martin A. Sumichrast, Chairman and CEO of Level Brands. “Looking ahead, we expect a strong finish to the year, and an even stronger performance in 2019 as royalty streams from many of the licensing and brand management agreements signed in recent months begin to grow. With the benefit of low overhead and no inventory, creating highly attractive margins, we anticipate strong bottom line results both in the near-term and beyond.”

The preliminary financial information has been prepared internally by management and has not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that actual results for the period presented herein will not differ from the preliminary financial information presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with
GAAP and is not necessarily indicative of the results to be achieved for any future period.

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands is an innovative marketing and licensing company that provides bold, unconventional, and socially responsible branding for leading businesses. The focus of LEVB is licensing and corporate brand management for consumer products, including art, beauty, fashion, the beverage space, health and wellness, and entertainment. License brand marketing is at the core of the Level Brands businesses: kathy ireland® Health & Wellness; Ireland Men One (I’M1), a men’s lifestyle brand established to capitalize on potentially lucrative licensing and co-branding opportunities with brands focused on millennials; Encore Endeavor One (EE1), a provider of corporate brand-management services and producer of experiential entertainment events and products across multiple platforms.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to our actual financial results for the third quarter of fiscal 2018 and the nine months ended June 30, 2018 to be contained in our Quarterly Report on Form 10-Q to be filed with the SEC, our material dependence on our relationship with kathy ireland® Worldwide, our limited operating history, our ability to expand our business and significantly increase our revenues and our ability to report profitable operations in future periods, among others. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 as filed with the Securities and Exchange Commission (the "SEC") on December 26, 2017 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict.  Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Investors:

RedChip Companies
Craig Brelsford, 407-644-4256
craig@redchip.com